EXHIBIT 23 (p)(2)(s)


                         LEE FINANCIAL GROUP INC.
                      LEE FINANCIAL SECURITIES, INC.
                              CODE OF ETHICS

                              ATTACHMENT A
                      Effective:  February 1, 2005
                       Amended:  February 1, 2012


List of Access Persons
----------------------
Clementine Benemerito - Administration
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Andrea Deutsch - Wealth manager
Christina Morneau-Dyas - Administration
Brian Ishihara - Senior Wealth Manager
Diane Kam - Administration
Lugene Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Cory Nakamura - Wealth Manager
Ai-Chun Rakieten - Administration
Nora Simpson - Vice President, CCO, CFO

List of Investment Personnel
----------------------------
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Andrea Deutsch - Wealth Manager
Brian Ishihara - Senior Wealth Manager
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Cory Nakamura - Wealth Manager


Review Officer
--------------
Nora Simpson - Compliance Officer

Alternate Review Officer
------------------------
Terrence Lee - President and CEO, Director